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                                                                    EXHIBIT 23.5


                               [CIBC LETTERHEAD]


                                                September 28, 2000



The Board of Directors
Gothic Energy Corporation
Two Warren Place
6120 South Yale Avenue, Suite 1200
Tulsa, OK 74136

Gentlemen:

We hereby consent to the inclusion of our opinion letter dated September 8, 2000 (the "Opinion") to the Board of Directors of Gothic Energy Corporation ("Gothic") in its entirety in the registration statement on Form S-4 relating to the proposed merger of Gothic and Chesapeake Merger 2000 Corp. (a wholly owned subsidiary of Chesapeake Energy Corporation)(the "Agreement"). In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.



                                                      Very truly yours,

                                                      /s/ CIBC WORLD MARKETS

                                                      CIBC World Markets Corp.